Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-230764 and No. 333-230764-01) and S-8 (No. 333-87384, No. 333-118097, No. 333-151105, No. 333-166989 and No. 333-218035) of Corporate Office Properties Trust of our report dated February 22, 2022 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
February 22, 2022